Exhibit 10.12

















                       GRAPHIC PACKAGING
                      EXCESS BENEFIT PLAN

      (formerly ACX Technologies, Inc. Excess Benefit Plan)


                  (Effective December 28, 1992)
             (As Restated Effective January 1, 2000)

























                       GRAPHIC PACKAGING
                      EXCESS BENEFIT PLAN

     ACX Technologies, Inc., established the Plan, effective as of December 28, 1992, to provide supplemental retirement benefits to employees whose benefits under the Retirement Plan were limited by Code Section 415. Effective January 1, 1998, ACX Technologies, Inc. restated the Plan. The Plan is hereby restated effective January 1, 2000 in order to merge the excess Code Section 415 benefit of the Universal Packaging Corporation Supplemental Executive Retirement Plan into the Plan and to reflect the change in name of ACX Technologies, Inc. to Graphic Packaging International Corporation. Effective January 1, 2000, no benefits shall be paid under the terms of the Universal Packaging Corporation Supplemental Executive Retirement Plan.

     The Corporation intends that the Plan shall be an "unfunded" plan for purposes of the Code and ERISA, and that it shall be an excess benefit plan within the meaning of ERISA.


                           ARTICLE I
                          DEFINITIONS

     1.1 Board of Directors shall mean the duly elected and serving Board of Directors of the Corporation or any duly authorized committee of that Board.

     1.2 Code shall mean the Internal Revenue Code of 1986, as amended.

     1.3 Committee shall mean the persons appointed to administer the Plan in accordance with Article VII. The Committee shall be the Plan Administrator.

     1.4  Corporation shall mean Graphic Packaging  International
Corporation (formerly ACX Technologies, Inc.).

     1.5  Effective  Date  shall mean  December  28,  1992.   The
Effective Date of this document shall be January 1, 2000.

     1.6 Employer shall mean Graphic Packaging International Corporation (formerly ACX Technologies, Inc.) and any subsidiary or affiliated company which may be designated an "Employer" by the Board of Directors of the Corporation for purposes of this Plan.

     1.7 ERISA shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     1.8 Participant shall mean an eligible employee of the Employer who meets the requirements to participate in the Plan in accordance with the provisions of Article II.

     1.9  Plan  shall  mean the Graphic Packaging Excess  Benefit
Plan (formerly the ACX Technologies, Inc. Excess Benefit Plan).

     1.10 Plan Year shall mean the 12 month period beginning on January 1 and ending on December 31, except that the first Plan
Year  shall be the period commencing December 28, 1992 and ending
December 31, 1993.

     1.11  Retirement  Plan  shall  mean  the  Graphic  Packaging
Retirement  Plan (formerly the ACX Technologies, Inc.  Retirement
Plan).

     1.12  UPC  Pension  Plan shall mean the Universal  Packaging
Corporation Pension Plan.

     1.13 UPC SERP shall mean the Universal Packaging Corporation
Supplemental Executive Retirement Plan.


                           ARTICLE II
                 ELIGIBILITY AND PARTICIPATION

     2.1  Employees Eligible to Participate.  Any employee of the
Employer whose accrued normal retirement benefit under the Retirement Plan is limited by the benefit limitations of Code
Section 415 shall participate in this Plan. Prior to January 1, 2000, Universal Packaging Corporation maintained the UPC Pension Plan and the UPC SERP. Effective January 1, 2000, the Corporation merged the UPC Pension Plan into the Retirement Plan, and merged the portion of the UPC SERP related to amounts in ex-cess of the Code Section 415 limitations into this Plan. Fol-lowing the merger of the portion of the UPC SERP related to amounts in excess of the Code Section 415 limitations into this Plan, any participant whose benefit in the UPC Pension Plan was merged into the Retirement Plan and whose accrued normal retirement benefit under the Retirement Plan (following the merger of the UPC Pension Plan into the Retirement Plan) is limited by the benefit limitations of Code Section 415 shall participate in this Plan for purposes of receiving the excess Code Section 415 benefit payable to the participant.


                          ARTICLE III
                       SOURCE OF PAYMENTS

     3.1 Amounts Provided by the Employer. Benefits under the Plan shall constitute general obligations of the Employer in accordance with the terms of the Plan. No amounts attributable to benefits under the Plan shall be set aside or held in trust, and no recipient of any benefit shall have any right to have the benefit paid out of any particular assets of the Employer. All amounts payable to any person under the Plan shall be paid from the general assets of the Employer of the Participant as the amounts become due and payable.


                           ARTICLE IV
                       AMOUNT OF BENEFITS

     4.1 Excess Benefit Plan Benefits. If the pension payable to the Participant from the Retirement Plan is limited by Code
Section 415, the Participant shall receive a benefit from the Plan equal to the Participant's accrued normal retirement benefit calculated under the terms of the Retirement Plan without regard to any limitations under Code Section 415, reduced by the Parti-cipant's accrued normal retirement benefit payable under the Retirement Plan.


                           ARTICLE V
                      PAYMENT OF BENEFITS

     5.1 Payment of Excess Benefit Plan Benefits. Payment of any Participant's Plan benefit calculated under Section 4.1 shall be made at the same time and in the same manner as the Participant's benefit under the Retirement Plan. Any actuarial adjustment to the Participant's benefit under the Plan shall be on the same basis as actuarial adjustments on the Participant's Retirement Plan benefit.


                           ARTICLE VI
                         DEATH BENEFITS

     6.1 Death Benefits. If any death benefit payable under the Retirement Plan prior to commencement of the Participant's benefits under the Retirement Plan is limited due to Code Section 415 limitations, the amount by which the death benefit payable under the Retirement Plan is so limited shall be payable under the Plan at the same time and in the same manner as the death benefit payable under the Retirement Plan.


                          ARTICLE VII
                         ADMINISTRATION

     7.1 Appointment of Committee. The Plan shall be administered by a Committee, which, unless otherwise determined by the Board of Directors, shall be the Board of Directors. The membership of the Committee may be reduced, changed, or increased from time to time at the absolute discretion of the Board of Directors.

     7.2 Committee Powers and Duties. The Committee shall administer the Plan and shall have all powers necessary for that purpose, including, but not by way of limitation, the full discretion, authority, and power to interpret the Plan, to determine the eligibility, status, and rights of all persons under the Plan and in general to decide any dispute. The Committee or its delegee shall maintain all records of the Plan. The Committee's specific powers shall include, but not by way of limitation, the following:

     (a) To determine the amounts and the rights of Participants and beneficiaries to Plan benefits; to take any actions necessary to assure timely payment of benefits to any Participant or beneficiary eligible to receive benefits under the Plan; and to assure a full and fair review for any Participant who is denied a claim to any benefit under the Plan;

     (b) To employ other persons to render advice and assistance with respect to the Plan, including calculation of benefits and administration of the Plan, and the employment of legal counsel;

     (c) To file with the Secretary of Labor, herein referred to as the "Secretary," all pertinent documents;

     (d) To maintain all records necessary for verification of information required to be filed with the Secretary;

     (e) To comply with all duties required by ERISA, or any other applicable law, in the administration of the Plan;

     (f) In the event of the termination of the Plan, to report to all necessary parties all available information regarding benefits and amounts to be distributed to each Participant and beneficiary; and

     (g) To operate and administer the Plan with respect to all matters.

     7.3 Organization of Committee. The Committee shall adopt any rules it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Committee. The Committee may make its determinations with or without meetings. It may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee shall constitute the action of the Committee.

     7.4 Indemnification. The Committee and all of the other agents and representatives of the Committee shall be indemnified and saved harmless by the Corporation against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims judicially determined to be attributable to gross negligence or willful misconduct.

     7.5 Agent for Process. The Committee shall be agent of the Plan for service of all process.

     7.6 Determination of Committee Final. The decisions made by the Committee shall be final and conclusive on all persons.


                          ARTICLE VIII
                    MISCELLANEOUS PROVISIONS

     8.1   Governing  Law.   The  Plan  shall  be  construed   in
accordance with and governed by the laws of the State of Colorado to the extent not pre-empted by ERISA.

     8.2 Termination of Plan. The Corporation expects to continue this Plan indefinitely, but the Board of Directors (or other body authorized by the Board) may, by resolution, terminate this Plan at any time, except that the Corporation shall not terminate this Plan solely for the purpose of accelerating the distribution of benefits to its employees. Any termination of the Plan shall be effective on the date specified in the Board of Directors resolution and shall include the provisions and have the effect that the Board of Directors, in its sole discretion, deems desirable.

     8.3  Amendment  by Corporation.  The Corporation  may  amend this Plan at any time and from time to time, by resolution adopted by the Board of Directors and a written document signed by an officer of the Corporation authorized by the Board of Directors. Any amendment shall be effective on the date specified in the Board of Directors' resolution and shall include the provisions and have the effect that the Board of Directors, in its sole discretion, deems desirable.

     8.4  Funding  of Benefits - No Fiduciary Relationship.   All
benefits payable under this Plan shall be distributed as they become due and payable out of the Employer's general assets. Nothing contained in this Plan shall be deemed to create any fiduciary relationship between the Employers and the Participants. The Plan constitutes a mere promise by the Employers to make benefit payments in the future. To the extent that any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employers.

     8.5 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

     8.6 Nonalienation of Benefits. To the extent permitted by law, benefits payable under this Plan shall not, without Committee consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of the Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant (or beneficiary), or any person claiming under or through the foregoing, to attach his interest under the Plan.

     8.7 Liability. No member of the Board of Directors, or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee of the Employer or of any such body, nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

     8.8  Claims  Procedure.   All applications  and  claims  for
benefits shall be filed in writing with the Committee by the Participant, the Participant's beneficiary, or the authorized representative of the claimant, by completing the procedures required by the Committee. The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

     The Committee shall review all applications and claims for benefits and shall decide whether to approve or deny the claim in whole or in part. If a claim is denied in whole or in part, the Committee shall furnish written notice of denial to the claimant within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Plan Administrator shall notify the claimant in writing before the end of the initial 90 day period. The extension shall not exceed an additional 90 days. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall include the following:

     (a)  specific reasons for the denial;

     (b)  specific references to pertinent Plan provisions;

     (c) a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such information is necessary; and

     (d) appropriate information as to the steps the claimant should take if he wishes to submit the denied claim for review.

     If the claimant wishes a review of the denied claim, the claimant shall notify the Committee in writing within 60 days. The claimant may review pertinent documents and may submit issues or comments to the Committee in writing. If the claimant wishes a hearing, the claimant must include a request for a hearing in the notice to the Committee. The claimant may furnish the Committee with a written statement of the claimant's position.

     All reviews of denied claims shall be conducted by the Appeals Committee, which shall consist of five members (not including the chairman). All members, including the chairman, shall be appointed by the Corporation's General Counsel. Individuals selected to serve on the Appeals Committee shall have knowledge of the Plan, of financial matters, and other matters necessary to construe and interpret the Plan. The Chairman and members of the Appeals Committee shall serve two year terms except that three members appointed to the initial Appeals Committee shall serve a one-year term. The Chairman of the
Appeals Committee shall neither vote nor participate in the determination of an appeal. However, the chairman shall respond to questions raised by the other members of the Appeals Committee and shall provide such information about the Plan as requested by the other members of the Appeals Committee. If at least three voting members are present at a meeting they shall constitute a quorum. If four voting members are present and their vote is a tie, the matter shall be reconsidered at the next meeting of the Appeals Committee. The Appeals Committee shall adopt such rules and procedures as it determines to be necessary or appropriate for the conduct of its affairs. The Appeals Committee may appoint agents (who need not be members of the Appeals Committee) to whom it may delegate such powers as it deems appropriate, provided that all claims presented to the Appeals Committee shall be decided by the Appeals Committee. It may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the voting members of the Appeals Committee shall constitute the action of the Appeals Committee. The Corporation shall indemnify any member of the Appeals Committee and any employee of the
Corporation who acts on behalf of and at the request of the Committee or the Appeals Committee against any and all liabilities and reasonable expenses incurred in connection with any claim, action, suit or proceeding which is or may be asserted against the member or employee for acts within the scope of the member's or employee's duties in such capacity to the extent provided in the Corporation's Bylaws.

     The Committee shall forward all requests for review of a denied claim, together with all associated documents to the chairman of the Appeals Committee promptly after receipt. The Appeals Committee shall make a decision on review within 60 days after the Committee receives the claimant's written request for review unless special circumstances, such as the claimant's request for a hearing, require additional time for review of the claim. If the Appeals Committee needs an extension of time to review the claim, it shall notify the claimant in writing before the end of the initial 60 day period. The extension shall not be longer than an additional 60 days. The Appeals Committee shall give the claimant written notice of its decision, written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision as well as specific references to the pertinent plan provisions on which the decision is based. If the Appeals Committee does not make a decision within the time periods specified above, the claim shall be deemed denied.

     The Plan Administrator and the Appeals Committee shall have full discretionary authority to consider claims filed under the Plan and to determine eligibility, status and rights of all individuals under the Plan and to construe any and all terms of the Plan.

     If, after the completion of the claims procedure set forth in the preceding paragraphs, the claimant wishes to further pursue the claim, the claim shall be submitted to, and determined through, binding arbitration in the metropolitan area in which the claimant's work place is located in accordance with the employment arbitration procedures of the American Arbitration Association ("AAA") existing at the time the arbitration is conducted, before a single arbitrator chosen in accordance with AAA procedures. The decision of the arbitrator shall be enforceable as a court judgment.

     8.9 Disposition of Unclaimed Distributions. Each Participant must file with the Corporation from time to time in writing the Participant's address and each change of address. Any communication, statement or notice addressed to a Participant at the Participant's last address filed with the Corporation, or if no address is filed with the Corporation, then at the last address as shown on the Corporation's records, will be binding on the Participant and his spouse for all purposes of the Plan. The Corporation shall not be required to search for or locate a Participant or the Participant's beneficiary.

    8.10 Distributions Due Minors or Incompetents. If any person entitled to a distribution under the Plan is a minor, or if the Committee determines that any such person is incompetent by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the distributions becoming due to such person to be made to another for the person's benefit, without responsibility of the Committee to see to the application of such distributions.
Distributions made pursuant to such power shall operate as a complete discharge of the Corporation and the Committee.

     IN WITNESS WHEREOF, this Plan has been executed this ____ day of ___________, 2001.


                              GRAPHIC PACKAGING INTERNATIONAL
                              CORPORATION
                              Plan Sponsor


                              By: _______________________________

                              Title: ____________________________

                              Date: _____________________________